UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	0-10140 (Commission file number)	95-3629339 (I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California (Address of principal executive offices)	91764 (Zip Code)

Registrant's telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On July 21, 2004, CVB Financial Corp. issued a press release setting forth its second quarter 2004 earnings. A copy of this press release is attached hereto as Exhibit 99.1, incorporated herein by reference. This press release includes certain non-GAAP financial measures. A reconciliation of these measures to the most comparable GAAP measures is included as part of Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2004	CVB FINANCIAL CORP. By: /s/ Edward J. Biebrich Jr. Edward J. Biebrich Jr., Executive Vice President and Chief Financial Officer

Exhibit Index

99.1 Press Release, dated July 21, 2004